 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38163 (Commission File Number)	35-2554312 (I.R.S. Employer Identification No.)
(Address of principal executive offices)
923 S. Bridgeway Pl. Eagle, Idaho (Address of principal executive offices)		83616 (Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	Nasdaq Global Select

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry Into a Material Definitive Agreement

On January 13, 2020, PetIQ, Inc. (the “Company”) entered into that certain Asset Purchase Agreement (the “Purchase Agreement”) by and between Elanco US Inc. (“Seller”), PetIQ, LLC (“Buyer”) and the Company (solely as a guarantor of Buyer’s obligations under the Purchase Agreement).  Upon the terms and subject to the conditions set forth in the in the Purchase Agreement, Buyer will acquire the U.S. rights to Capstar® and CapAction® and related assets (the “Assets”) from Seller (the “Acquisition”).  A press release announcing the execution of the Purchase Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K.

The purchase price for the Assets is $95 million in cash, plus the cost of certain outstanding finished goods inventory in saleable condition.  The Purchase Agreement contains customary representations and warranties, covenants and agreements, including, among others, the obligation of Seller to conduct the business associated with the Assets in the ordinary course of business prior to closing and the requirement that Buyer take certain actions to obtain antitrust approval.  In addition, the parties to the Purchase Agreement have agreed to indemnify each other for certain liabilities arising out of the Purchase Agreement, subject to various limitations including, among other things, caps and time limitations.  Buyer will also obtain representation and warranty insurance that provides coverage for certain breaches of, and inaccuracies in, representations and warranties made by Seller in the Purchase Agreement, subject to exclusions, deductibles and other terms and conditions.

The obligation of the parties to close the Acquisition is subject to customary closing conditions, including, among others, the issuance of a consent order by the Federal Trade Commission. The parties have agreed that the Acquisition will not close earlier than July 1, 2020.  The Purchase Agreement may be terminated in certain circumstances including, among other things, if the closing has not occurred by December 31, 2020, if certain antitrust approvals are not obtained or if Seller’s agreement in connection with Seller’s acquisition of Bayer AG’s animal health business is terminated prior to closing of the Acquisition.  Following closing, the Seller will manufacture and supply the Assets and provide certain technology transfer services to Buyer over a 24-month period pursuant to a manufacturing and supply agreement.  The Company continues to act as a non-exclusive distributor of Seller’s products, including the Assets.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
99.1	Press Release dated January 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETQ, INC.
Dated: January 15, 2020	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer